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                                                                    EXHIBIT 3.40

Microfilm Number -----------   Filed with the Department of State on JAN 29 1998

Entity Number 2797182                           /s/ [ILLEGIBLE]
                                                --------------------------------
                                                Secretary of the Commonwealth

                       CERTIFICATE OF LIMITED PARTNERSHIP
                              DSCB:15-8511(Rev 90)

         In compliance with the requirement of 15 P[ILLEGIBLE].S. Section 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1. The name of the limited partnership is: General Nutrition Distribution, L.P.

2. The (a) address of this limited partnership's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the country of venue is:

     (a) Buncher Industrial Park 15A         Leetsdale   PA   15055  Allegheny
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             Number and Street                 City    State   Zip    County

     (b) c/o:
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             Name of Commercial Registered Office Provider            County

     For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.   The name and business address of each general partner of the partnership is:
     Name                                    Address
                                             14th Floor, 300 Sixth Avenue
     General Nutrition Incorporated          Pittsburgh, Pennsylvania 15222
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4.   (Check, and if appropriate complete, one of the following):

     --- The formation of the limited partnership shall be effective upon filling this Certificate of Limited Partnership in the Department of State.

     --- The formation of the limited partnership shall be effective on: ------ at ------
              Date      Hour

5.   The specified effective date, if any, is: ---------------------------------
                                                   month  day  year  hour,if any

         IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 28 day of January, 1998.

                                             GENERAL NUTRITION, INCORPORATED
                                             General Partner

                                             By: /s/ Ronald M. Marmo
                                                 -------------------------------
                                             Title: Assistant Secretary

98 JAN 29 AM 9:02
PA DEPT. OF STATE